UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2008

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported, on February 19, 2008, SMF Energy Corporation (the "Company") received a letter from the Listing Qualifications Department of the Nasdaq Stock Market ("Nasdaq") stating that the Company did not comply with Marketplace Rule 4310(c)(3) (the “Rule”), which requires the Company to have (i) a minimum of $2,500,000 in stockholders' equity; (ii) $35,000,000 market value of listed securities; or (iii) $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. On April 8, 2008, based on a determination by its Staff that the Company had provided a definitive plan evidencing its ability to achieve and sustain compliance with the Rule, Nasdaq granted the Company an extension to regain compliance with the Rule. The terms of that extension required the Company to file this Form 8-K on or before April 15, 2008, confirming that the Company has regained compliance with the stockholders’ equity requirement of the Rule.

On February 29, 2008, the Company issued 4,587 shares of its Series A Convertible Preferred Stock for approximately $2.52 million in cash and debt and on March 12, 2008, it issued 1,985 shares of its Series B Convertible Preferred Stock for approximately $1.75 million in debt (the “Transactions”). The Transactions resulted in an increase of stockholders’ equity of approximately $4.31 million. In addition, the Company received approval from its primary lender to raise up to an additional $1.25 million in equity capital by the sale of preferred stock, including the exchange of as much as $250,000 of 11 ½% Senior Secured Convertible Notes due December 31, 2009, for preferred stock.

As a result of the Transactions, the Company believes that it has regained compliance with the stockholders’ equity requirement of the Rule as of March 31, 2008 and as of the date hereof.

Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement. If the Company does not evidence compliance with the Rule at the time of its next periodic report, the Company may be subject to delisting.

The Company’s press release, dated April 9, 2008, is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of SMF Energy Corporation, dated April 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2008	SMF ENERGY CORPORATION

	By:	/s/ Richard E. Gathright
Richard E. Gathright,
Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release of SMF Energy Corporation, dated April 9, 2008.